UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

NAPSTER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32373	77-0551214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9044 Melrose Avenue Los Angeles, California	90069
(Address of Principal Executive Offices)	(Zip Code)

(310) 281-5000
(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On September 25, 2008, Napster, Inc. (the “Company”) entered into a retention agreement (the “Agreement”) with Suzanne M. Colvin, the Company’s Interim Chief Financial Officer and Vice President, Finance. The Agreement provides Ms. Colvin with a bonus opportunity of $80,000 payable in two equal installments on June 1, 2009 and June 1, 2010 (each date, a “Vesting Date”). In order to be eligible to receive the retention bonus corresponding to a particular Vesting Date, Ms. Colvin generally must continue to be employed by the Company, Best Buy Co., Inc. or one of its affiliates through that date. Ms. Colvin will also be entitled to receive any unpaid portion of the retention bonus if her position is eliminated or in the event of her death or disability.

The summary of the Agreement set forth above is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retention Agreement, dated September 25, 2008, between Napster, Inc. and Suzanne M. Colvin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Napster, Inc. (Registrant)

Date:	September 26, 2008	By:	/s/ Aileen Atkins
Aileen Atkins
Secretary